Exhibit 10.9

INVESTMENT AGREEMENT

THIS INVESTMENT AGREEMENT (this “Agreement”), dated as of [●], 2021, is by and among (i) Pegasus Digital Mobility Acquisition Corp., a Cayman Islands exempted company (the “SPAC”), (ii) Pegasus Digital Mobility Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”), and (iii) the investor listed on the signature page hereto (“Investor”). This Agreement may be executed by an investment manager on behalf of managed funds and/or accounts and, for the elimination of doubt, such fund or account shall, severally and not jointly, be the Investor hereunder.

WHEREAS, in connection with the initial public offering (the “IPO”) of units of the SPAC, each consisting of one Class A ordinary share, par value $0.0001 per share (the “Class A Ordinary Shares”), and one-half of one redeemable warrant, Investor has expressed an interest in acquiring up to the lesser of [●] units or [●]% of the units offered in the IPO, which shall not exceed [●]% of the total outstanding Class A Ordinary Shares, underlying the units (the “IPO Indication”), at a price of $10.00 per unit.

WHEREAS, the parties wish to enter into this Agreement pursuant to which Investor will purchase from the Sponsor Class B ordinary shares, par value $0.0001 per share, of the SPAC (the “Founder Shares”) for $0.004 per share.

NOW THEREFORE, the parties hereto hereby agree as follows:

Section 1. Sale and Purchase.

(a)	In connection with the IPO Indication, and subject to the satisfaction of the conditions set forth in Sections 1(b), 1(d) and 1(e), the Sponsor hereby agrees to sell to Investor [●] Founder Shares (such shares, the “Transferred Shares”) for an aggregate purchase price of $[●] ($0.004 per share) (the “Transfer Price”) on the date of the closing of the IPO, and Investor hereby agrees to purchase the Transferred Shares (the “Transfer”). Concurrently with the Transfer, in consideration for the transfer of the Transferred Shares, Investor shall pay the Transfer Price to the Sponsor in immediately available funds. Such Transferred Shares shall be allocated to the Investor as set forth on the signature pages hereto.

(b)	Subject to (i) the fulfillment by Investor (but only to the extent actually allocated to Investor by the underwriters for the IPO) of the purchase of the full amount of the IPO Indication (which shall include the acquisition of 100% of the units of the SPAC allocated to Investor by the underwriters in the IPO, which number of allocated units shall not be greater than the lesser of [●] units or [●]% of the units offered in the IPO and (ii) Investor’s payment of the Transfer Price as contemplated by Section 1(a) of this Agreement, the Transfer shall occur and be effective upon the closing of the IPO, automatically and without any action of any other party hereto. For the avoidance of doubt, if the IPO is increased from 20,000,000 units due to the underwriters exercising their over-allotment option, upsizing or any other reason, the Investor shall not be required to purchase more than [●] units in the IPO ([●]% of 20,000,000 units) without first having the opportunity to purchase additional Founder Shares at the same price as detailed herein in a manner proportionate to such increase in IPO size.

(c)	Subject to the satisfaction of the conditions set forth in Section 1(b), on the date of closing of the IPO, the SPAC and the Sponsor shall deliver or cause to be delivered to Investor or, as directed by Investor, to its designated financial institution, brokerage firm or other entity, one or more certificates evidencing the Transferred Shares, provided that, if the Transferred Shares are to be issued and delivered in book entry or electronic form, then the SPAC and the Sponsor shall (i) take such actions and deliver such documents as are reasonably necessary and appropriate to provide appropriate instruction to the SPAC’s transfer agent or other entity to effect the valid and effective transfer of the Transferred Shares on the closing date of the IPO to the account(s) designated by Investor in writing for the receipt of the Transferred Shares, and (ii) deliver to Investor promptly following closing date of the IPO documentary evidence from the transfer agent (such as a “screen shot”) of the recordation in Investor’s name of the Transferred Shares.

(d)	Notwithstanding anything to the contrary herein, but subject to the satisfaction of the conditions set forth in Sections 1(a) and 1(b), both before and after the receipt of the Transferred Shares by the Investor, the number of Transferred Shares shall not be subject to vesting triggers, surrender, claw back, transfer, cut-back, reduction, modification, mandatory repurchase, redemption or forfeiture for any reason, including but not limited to (i) transfer of Founder Shares to any person, (ii) downsizing of the offering, (iii) failure of the underwriters to exercise their over-allotment option, (iv) concessions or “earn-out” triggers in connection with the negotiation of a Business Combination (as defined below) or otherwise, (v) the Investor being allocated less than the IPO Indication, (vi) holding or transfer requirements, (vii) reduction of voting rights or (viii) any other event or modification, without the Investor’s prior written consent.

(e)	The obligations of Investor hereunder are subject to there being no material change in the structure, terms and conditions in the capital structure the SPAC from that set forth in the investor presentation dated September 27, 2021 (“Investor Presentation”); provided, however, any increase or decrease in the maximum offering amount of the IPO shall not be considered a material change under this Section 1(e).

Section 2. Representations and Warranties of the SPAC. The SPAC hereby represents, warrants and covenants to Investor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)	The SPAC is duly incorporated and validly existing as an exempted company under the laws of the Cayman Islands and has full power and authority to carry on its business as presently conducted and as proposed to be conducted and to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. Neither the SPAC nor any governmental agency has taken any action to terminate the existence of the SPAC.

(b)	This Agreement has been duly and validly executed and delivered by the SPAC and constitutes a legal, valid and binding obligation of the SPAC enforceable against the SPAC in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, the SPAC’s organizational or governing documents, any agreement or other instrument applicable to the Transferred Shares or to which the SPAC is a party or by which the SPAC is bound, or any decree, order, statute, rule or regulation applicable to the SPAC or the Transferred Shares.

(d)	No governmental, administrative or other third-party consents or approvals are required by or with respect to the SPAC in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(e)	The Founder Shares, when issued to the Sponsor, were validly issued, fully paid and non-assessable, free and clear of all liens, pledges, security interests, charges, claims, encumbrances, agreements, options, voting trusts, proxies and other arrangements or other restrictions (collectively, “Encumbrances”) (other than those arising under applicable securities laws or as otherwise disclosed in the Investor Presentation) and were not issued in violation of, or subject to, any preemptive or similar rights.

(f)	The SPAC has complied in all material respects with all applicable laws, including, without limitation, anti-corruption laws and anti-money laundering laws.

(g)	There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending (collectively, an “Action”), or to the SPAC’s knowledge, assuming reasonable inquiry, threatened against or involving the SPAC or, to the SPAC’s knowledge, assuming reasonable inquiry, any of the SPAC’s officers, directors and the Sponsor or any stockholder or member of the Sponsor (collectively, the “Insiders”) that has not been disclosed, which is required to be disclosed, in the Registration Statement, the final prospectus relating to the units, as filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Prospectus”) or the Questionnaires (as defined herein) or which, if determined adversely, would, individually or in the aggregate, have a material adverse effect on the ability of the SPAC to enter into and perform its obligations under this Agreement.

(h)	All corporate actions required to be taken by the SPAC’s board of directors and shareholders in order to authorize the SPAC to enter into this Agreement and to issue shares of Class A Ordinary Shares and Transferred Shares has been taken or will be taken prior to the closing of the IPO. All action on the part of the shareholders, directors and officers of the SPAC necessary for the execution and delivery of this Agreement, the performance of all obligations of the SPAC under this Agreement to be performed as of the IPO, and the issuance and delivery of the shares of Class A Ordinary Shares and Transferred Shares has been taken or will be taken prior to the closing of the IPO.

(i)	To the SPAC's knowledge, all information contained in the questionnaires (“Questionnaires”) completed by each Insider and provided to the underwriters and their counsel and the biographies of the Insiders contained in the Registration Statement and the Prospectus (to the extent a biography is contained) is true and correct in all material respects and the SPAC has not become aware of any information that would cause the information disclosed in the Questionnaires completed by each Insider to become materially inaccurate or incomplete.

(j)	If Investor acquires the Transferred Shares and shares of Class A Ordinary Shares in accordance with the terms of this Agreement and in accordance with applicable law, it will acquire good and valid title to the Transferred Shares and shares of Class A Ordinary Shares, free and clear of all Encumbrances, equities or claims.

Section 3. Representations and Warranties of the Sponsor. The Sponsor hereby represents, warrants and covenants to Investor, as of the date hereof and as of the closing date of the IPO, as follows:

(a)

The Sponsor is duly organized and validly existing as a limited liability company under the laws of the Cayman Islands and has full power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. No governmental agency has taken any action to terminate the existence of the Sponsor.

(b)	This Agreement has been duly and validly executed and delivered by the Sponsor and constitutes a legal, valid and binding obligation of the Sponsor enforceable against the Sponsor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any of the Sponsor’s organizational or governing documents or any agreement or other instrument applicable to the Transferred Shares or to which the Sponsor is a party or by which the Sponsor is bound, or any decree, order, statute, rule or regulation applicable to the Sponsor or the Transferred Shares.

(d)	The Founder Shares (i) are owned of record and beneficially by the Sponsor, free and clear of all Encumbrances, and (ii) upon consummation of the transactions contemplated by this Agreement, the Investor shall own the Transferred Shares, free and clear of all Encumbrances, in each case as otherwise agreed herein, those arising under applicable securities laws or as otherwise disclosed in the Registration Statement.

(e)	The Sponsor has complied in all material respects with all applicable laws, including, without limitation, anti-corruption laws and anti-money laundering laws.

(f)	There is no Action pending, or to the Sponsor’s knowledge, assuming reasonable inquiry, threatened against or involving the Sponsor or, to the Sponsor’s knowledge, assuming reasonable inquiry, any other Insiders that has not been disclosed, which is required to be disclosed, in the Registration Statement, the Prospectus or the Questionnaires or which, if determined adversely, would, individually or in the aggregate, have a material adverse effect on the ability of the Sponsor to enter into and perform its obligations under this Agreement.

(g)	No governmental, administrative or other third-party consents or approvals are required by or with respect to the Sponsor in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

(h)	The terms, rights and conditions (both economic and non-economic) set forth in this Agreement are as favorable to the Investor as the terms, rights and conditions granted to all other investors entering into a similar agreement to purchase Founder Shares of the SPAC in connection with expressing interest in the IPO in the same amount as the IPO Indication, provided that the Investor acknowledges that Founders Shares have been offered to the Sponsor, executive officers, advisors, directors and director nominees of the SPAC in connection with their service and the Sponsor expressly reserves the right to issue membership interests in the Sponsor its sole discretion. In the case that another investor is afforded more favorable terms, rights or conditions than Investor, the Sponsor shall promptly notify Investor of such more favorable terms, rights or conditions, and Investor shall have the right to elect to have such more favorable terms, rights or conditions, so as to be on the same terms, rights or conditions, in which case the parties hereto shall promptly amend this Agreement to effect the more favorable terms.

(i)	The Sponsor is the beneficial owner of the Transferred Shares. Except as described in this Agreement or in the Investor Presentation, there is no agreement, arrangement or understanding with any other person regarding the sale or transfer of any Transferred Shares, and there exist no Encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by any applicable statute, law, ordinance, regulation, rule, code, order, common law, judgment, decree, other requirement or rule of law (“Applicable Law”) of any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasigovernmental authority, or any arbitrator, court or tribunal of competent jurisdiction (a “Governmental Authority”). Upon transfer of the Transferred Shares to the Investor in accordance with the terms hereof against payment of the Transfer Price, the Investor will acquire ownership of the Transferred Shares, free and clear of all Encumbrances of any kind affecting the Transferred Shares, other than any restrictions on transfer that may be imposed by Applicable Law. The offer and sale by the Sponsor of the Transferred Shares to the Investor will not result in a violation of Section 5 under the Securities Act of 1933, as amended.

Section 4. Representations and Warranties of Investor. Investor hereby represents and warrants to the SPAC and the Sponsor, as follows:

(a)	Investor has full power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)	This Agreement has been duly and validly executed and delivered by Investor and constitutes a legal, valid and binding obligation of Investor enforceable against Investor in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium or other similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)	The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and the performance of its obligations hereunder will not materially conflict with, or result in any material violation of or default under, any agreement or other instrument to which Investor is a party or by which Investor is bound, or any decree, order, statute, rule or regulation applicable to Investor.

(d)	Investor is an “accredited investor” as that term is defined in Regulation D promulgated under the Securities Act of 1933, as amended.

(e)	The Transferred Shares to be purchased by the Investor, if any, will be purchased solely for the Investor’s own account, for investment purposes only, and not for the account of any other person nor with a view to, or for sale in connection with, any distribution, division, assignment, or resale to others.

(f)	Investor acknowledges that the SPAC was formed for the purpose of effecting a merger, amalgamation, stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities (a “Business Combination”).

(g)	The Investor acknowledges that the Founder Shares, including the Transferred Shares to be purchased by Investor, if any, are (i) not entitled to redemption rights in connection with the completion of an initial Business Combination by the SPAC or in connection with a stockholder vote to amend the SPAC’s amended and restated memorandum and articles of association and (ii) not entitled to liquidating distributions from the SPAC’s trust account with respect to any Transferred Shares the Investor holds in the event the SPAC fails to complete its initial Business Combination within the time period required by the SPAC’s amended and restated memorandum and articles of association or during any extension period. For the avoidance of doubt, the foregoing shall not prevent the Investor from exercising its redemption rights and receiving its pro rata portion of the funds from the trust account with respect to any shares comprising its IPO Indication or any Class A Ordinary Shares acquired in the open market in accordance with the terms and conditions applicable to the Class A Ordinary Shares and the IPO described in the Registration Statement on Form S-1 of the SPAC to be filed with the Commission (the “Registration Statement”).

Section 5. Additional Agreements and Acknowledgements of Investor.

(a)	Without written consent of the SPAC, the Investor agrees not to transfer, assign or sell any Transferred Shares, or the Class A Ordinary Shares issuable upon conversion of the Transferred Shares, held by it until the earlier of (i) one year after the date the SPAC consummates a Business Combination and (ii) the earlier to occur of, subsequent to a Business Combination, (A) the first date on which the last reported sale price of the Class A Ordinary Shares equals or exceeds $12.00 per share of stock (as adjusted for stock sub-divisions, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after the consummation a Business Combination and (B) the date on which the SPAC consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of the SPAC’s stockholders having the right to exchange their Class A Ordinary Shares for cash, securities or other property (the “Lock-up Period”). The Transferred Shares shall not be bound by any additional resale lock-up agreements with the SPAC or the Sponsor, except as set forth herein. In addition, neither Sponsor nor any other investor entering into a similar agreement to purchase Founder Shares is being afforded more favorable lock-up terms than those detailed in this Section 5(a), and if the Sponsor or any other holder of Founder Shares is given an early release or favorable modification of such lock-up terms, the parties hereto agree that the Investor will receive the same treatment. For the avoidance of doubt, this Section 5 shall not restrict the Investor from transferring, assigning, selling, redeeming or otherwise disposing, directly or indirectly, any Class A Ordinary Shares, warrants or units acquired in the IPO or in the open market and in each case without penalty, cutback or forfeiture of any of its Transferred Shares. Notwithstanding the foregoing, prior to the expiration of the Lock-up Period, the Investor may, subject to applicable law, transfer, assign or sell any Transferred Shares or the Class A Ordinary Shares issuable upon conversion of the Transferred Shares held by it to its affiliates, to other investment funds managed or advised by the investment manager who acts on behalf of the Investor or by an affiliate of such investment manager (“Permitted Transferees”) without permission from other parties, provided that the Investor must give notice to the SPAC prior to any such transfer, assignment or sale.

(b)	Investor agrees, and the SPAC acknowledges, that if the SPAC seeks stockholder approval of a proposed Business Combination, then in connection with such proposed Business Combination, Investor shall vote all Transferred Shares in favor of such proposed Business Combination.

(c)	Investor acknowledges that it is aware the SPAC will establish a trust account (the “Trust Account”) for the benefit of its public stockholders upon the closing of the IPO. Investor agrees that it has no right, title, interest or claim of any kind in or to any monies held in the Trust Account, or any other asset of the SPAC as a result of any liquidation of the SPAC with respect to the Transferred Shares. Notwithstanding the foregoing, nothing shall limit or prevent the Investor from seeking redemption, exercising its redemption rights and receiving liquidating distributions from the SPAC’s trust account for any Class A Ordinary Shares it acquires in the IPO or in the open market, in each case in accordance with the terms and conditions applicable to the Class A Ordinary Shares and the IPO described in the Registration Statement. The foregoing acknowledgement and agreement shall not apply to any funds that have been released from the Trust Account other than such funds that have been released pursuant to a shareholder redemption and shall not apply to claims with respect to any assets of the SPAC (including cash or otherwise) immediately following the consummation of its initial Business Combination.

(d)	In connection with the IPO, the SPAC shall enter into a registration rights agreement (the “Registration Rights Agreement”) with the Sponsor, Investor and certain other parties thereto in the form to be filed as an exhibit to the SPAC’s Registration Statement. The Registration Rights Agreement shall provide Investor with registration rights with respect to the Transferred Shares that are no less favorable to Investor than the registration rights of the Sponsor set forth therein.

(e)	In no event shall the Investor have any obligation to make any additional capital contributions or to loan the SPAC or the Sponsor any funds unless otherwise agreed to by the Investor.

Section 6. Miscellaneous.

(a)	Any notice or communication under this Agreement shall be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) recognized courier or overnight delivery service providing evidence of delivery, or (iii) transmission by hand delivery, electronic mail or facsimile, if to the Sponsor, to: James Condon, Pegasus Digital Mobility Sponsor LLC, 260 Mason Street, Greenwich, CT 06830, [email address], if to the SPAC, to: F. Jeremey Mistry, Pegasus Digital Mobility Acquisition Corp., 260 Mason Street, Greenwich, CT 06830, [email address]; and, if to the Investor, at the Investor’s address or contact information as set forth on the signature page attached hereto.

(b)	None of the information conveyed to the Investor in connection with the transactions contemplated by the Agreement will constitute material non-public information of the SPAC upon the effectiveness of the Registration Statement, and neither the SPAC nor the Sponsor will thereafter deliver any information which could restrict the Investor in trading of the securities of the SPAC or the post-Business Combination company without the prior written consent of the Investor.

(c)	This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.

(d)	This Agreement may not be amended, modified or waived without the written consent of the parties hereto.

(e)	With the exception of Permitted Transferees, the rights and obligations under this Agreement may not be assigned by any party hereto without the prior written consent of the other parties. The Investor may assign the rights and obligations under this Agreement to Permitted Transferees without permission from other parties, provided that any Permitted Transferee receiving the Transferred Shares or the Class A Ordinary Shares issuable upon conversion of the Transferred Shares shall be subject to all terms and conditions applicable to the Investor with respect to the Founder Shares purchased by the Investor pursuant to this Agreement.

(f)	From time to time, at the reasonable request of any of the other parties hereto, each party hereto shall execute and deliver such additional documents and instruments and take such further lawful action as may be necessary to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement.

(g)	Any term or provision of this Agreement which is invalid or unenforceable shall be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the person intended to be benefited by such provision or any other provisions of this Agreement.

(h)	This Agreement may be executed in two or more counterparts, each of which shall constitute an original, and all of which taken together shall constitute one and the same instrument. Any signature page delivered by a facsimile machine or electronic mail shall be binding to the same extent as an original signature page.

(i)	This Agreement shall terminate on the earlier of (i) expiration of the Lock-up Period, (ii) the liquidation of the SPAC (iii) upon the mutual written agreement of each of the parties hereto to terminate this Agreement, (iv) a material breach by the SPAC, the Sponsor, and/or the Investor of any representation, warranty, covenant or agreement set forth herein that remains uncured for a 30-day period following written notice from another party hereto or (v) November 5, 2021.

(j)	Neither the SPAC nor Sponsor nor any affiliate thereof shall disclose the identity of Investor or its affiliates or principals (in any regulatory filing or otherwise), without the prior written consent of Investor, except as required by Applicable Law or in connection with any inquiry by a Governmental Authority, and if so disclosed, the SPAC shall promptly provide the Investor with a reasonable opportunity to review such disclosure.

(k)	The Sponsor and the SPAC acknowledge that the Investor is neither a controlling person nor an affiliate of the Sponsor or the SPAC and shall not make any public disclosure stating that the Investor is a controlling person or an affiliate of the Sponsor or the SPAC.

(l)	Each party hereto agrees that irreparable damage may occur in the event any provision of this Agreement was not performed by any of the other parties hereto in accordance with the terms hereof and that the such party shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.

* * * * *

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

INVESTOR:
[●]
By:
Name:	[●]
Title:	[●]

Address:

Phone:

Email:

[Signature Page to Investment Agreement]

SPAC:

PEGASUS DIGITAL MOBILITY ACQUISITION CORP.

By:
Name:	F. Jeremey Mistry
Title:	Chief Financial Officer and Secretary

SPONSOR:

PEGASUS DIGITAL MOBILITY SPONSOR LLC

By:
Name:	James Condon
Title:	Manager

[Signature Page to Investment Agreement]